                                                                                                                           POWER OF ATTORNEY

                       The undersigned hereby constitutes and appoints Nicholas J. Yocca, with full power of substitution, the undersigned’s true and lawful attorney-in-fact

(1)  at any time and from time to time to execute the following enumerated documents for and on behalf of the undersigned, in the undersigned’s capacity as an individual, or capacity as an officer and/or director of Peterson Capital Group, Inc., a California corporation, or capacity as or with a manager, member and/or officer of Peterson Capital Group, LLC:

  Annual Reports to Secretaries of State; and
  Forms 25102(f); and
  All documents respecting the Securities Exchange Commissions Electronic Data Gathering And Retrieval (EDGAR) system, including without limitation the Form ID, including any amendments and supplements thereto; and
  Beneficial Ownership Reports on Schedule 13D, including any amendments, in accordance with Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents; and

(2)                         to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such document and file such form(s) with the applicable governmental or regulatory authorities; and

(3)                         to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, acting in any capacity, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

                       The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect unless revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned’s responsibilities to comply with law. The undersigned hereby agrees to indemnify the attorney-in-fact from and against any investigation, demand, damage, loss, cost or expense arising from acting for the undersigned as attorney-in fact.

                       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 3, 2020.

                                                                                                                                                                                                                                                           /s/James J. Peterson
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                                                                                                                                                                                                                                                           James J. Peterson